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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):      January 22, 2002






                                   LIBBEY INC.
             (Exact name of registrant as specified in its charter)


       Delaware                        1-12084                         34-1559357
(State of incorporation)       (Commission File Number)     (IRS Employer identification No.)


     300 Madison Avenue
        Toledo, Ohio                                           43604
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (419) 325-2100







                                   Page 1 of 2


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ITEM 5. OTHER INFORMATION

     On January 22, 2002 Libbey Inc. (the "Company") through a press release announced that it expects diluted earnings per share for the fourth quarter ended December 31, 2001, to be between 44 and 47 cents. Sales are expected to be approximately $112 million compared to $123.7 million in the prior year quarter. For the full year, diluted earnings per share are expected to be in the range of $2.52 to $2.55 and sales are expected to approach $420 million. The company expects to announce earnings for the fourth quarter of 2001 and expectations for 2002 on or about February 6, 2002.

     (c) EXHIBITS

     Exhibit
        No.                            Description
        ---                            -----------
        99             Text of press release dated January 22, 2002.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LIBBEY INC.
                                        Registrant





Date:    January 22, 2002               By:  /s/ Kenneth G. Wilkes
     -------------------------          ------------------------------------
                                        Kenneth G. Wilkes
                                        Vice President, Chief Financial Officer
                                        (Principal Accounting Officer)







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                                  EXHIBIT INDEX


   Exhibit No.                    Description                       Page No.
   -----------                    -----------                       --------


      99         Text of press release dated January 22, 2002.         E-1